                                                                     Exhibit 4.3


             VOID AFTER 5:00 P.M. PACIFIC TIME, ON JANUARY 31, 2006

NEITHER THIS WARRANT NOR THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                         VNUS MEDICAL TECHNOLOGIES, INC.

                               WARRANT CERTIFICATE
                        FOR THE PURCHASE OF COMMON STOCK

FOR VALUE RECEIVED, VNUS Medical Technologies, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that The Bay City Capital Fund I, L.P. or its permitted assigns (the "HOLDER"), is entitled, subject to the provisions of this Warrant Certificate ("WARRANT"), to purchase from the Company at any time, or from time to time during the period commencing on the date hereof (the "EFFECTIVE DATE") and expiring at 5:00 p.m. Pacific Time, on January 31, 2006 (the "EXPIRATION DATE"), up to 210,000 fully paid and non-assessable shares of Common Stock (as hereinafter defined), at a per share price (the "ORIGINAL EXERCISE PRICE") of $4.76. The Original Exercise Price may be adjusted as herein provided (as may be adjusted, the "EXERCISE PRICE").

This Warrant is issued pursuant to, and is subject to the terms and conditions of, a Bridge Financing Agreement dated February 1, 2001 between the Company and Bay City Capital Fund I, L.P. (the "FINANCING AGREEMENT").

The term "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company, together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "WARRANT STOCK."

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft, destruction or mutilation, of satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant, of like tenor and date for the appropriate number of shares that the Holder is entitled to purchase.

1. VESTING.

1.1 VESTING PERIOD. The vesting period for the Warrant shall be as follows:

      (a) 75,000 shares of Common Stock shall vest immediately upon the Effective Date;

      (b) on June 30, 2001, an additional 60,000 shares of Common Stock shall vest in the event that all amounts outstanding pursuant to certain promissory notes issued by the Company pursuant to the Bridge Financing Agreement dated February 1, 2001 by and between the Holder and the Company, have not been paid in full; and

      (c) on June 30, 2001, an additional 75,000 shares of Common Stock shall vest in the event that the Company has (i) failed to close a bona fide underwritten public offering of its Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "1933 ACT") in which the pre-money valuation of the Company is equal to or greater than $200,000,000, or (ii) failed to complete an Acquisition. For purposes of this Section 1.1, an "ACQUISITION" means the sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another entity in which the stockholders of the Company immediately prior to such transaction hold less than a majority of the voting securities of the surviving entity immediately subsequent to such transaction; provided that, in either case, the valuation of the Company in such a transaction must be equal to or greater than $200,000,000. If the Company has executed a letter of intent on or before June 30, 2001 to enter into an Acquisition, then the remaining 75,000 shares of Common Stock shall not vest so long as the Acquisition contemplated by the letter of intent is completed by December 31, 2001. If the Acquisition contemplated by the letter of intent is not completed for any reason by December 31, 2001, then the remaining 75,000 shares of Common Stock shall immediately vest upon the first to occur of (x) the termination of the letter of intent or
(y) December 31, 2001.

2. EXERCISE OF WARRANT.

2.1 GENERAL PROCEDURE. This Warrant may be exercised by the Holder, subject to
Section 1 as to the vesting of the shares and the requirements set forth below, in whole, or in part, at any time during the period commencing on the Effective Date and expiring at 5:00 p.m. Pacific Time on the Expiration Date, or, if such day is a day on which banking institutions in San Francisco, California are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office or at such other office or agency that the Company shall designate and delivery of the Warrant Exercise Form attached as Exhibit A to this Warrant, duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the aggregate Exercise Price

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
for the number of shares specified in such form, if applicable, and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

2.2 NET ISSUE EXERCISE OF WARRANT. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock (at the date of calculation as set forth below) is greater that the Exercise Price, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exhibit A in which event the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

            X = Y (A-B)
                -------
                   A

      Where X = the number of shares of Common Stock to be issued to the Holder;

            Y = the number of shares of Common Stock purchasable under the
                Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of surrender);

            A = the fair market value of one share of Common Stock (at the date of surrender); and

            B = the Exercise Price (as adjusted to the date of such
                calculation).

For the purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in the good faith exercise of its reasonable business judgment; provided, however, that if at the time of such exercise the Common Stock is listed on any established stock exchange or a national market system, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market summary, or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Wall Street Journal for the five trading days ending three days prior to the date of determination of the fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of its Common Stock, the fair market value per share shall be the per share offering price to the public specified in the final prospectus with respect to the Company's initial public offering.

2.3 COMMON STOCK DELIVERY. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office in proper form for exercise as described above, together with an agreement to comply with the restrictions on transfer and related covenants contained herein and a representation as to investment intent and any other matter reasonably required by counsel to the Company, signed by the Holder (and if other than the original Holder accompanied by proof, reasonably satisfactory to counsel for the Company, of the right of such person or persons to exercise the Warrant), the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise effective immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1 above, even if the stock transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant. The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

3. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant 210,000 shares (if and as adjusted) of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant.

4. NO FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value (as defined in Section
2.2 hereof) of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

5. TRANSFER.

5.1 SECURITIES LAWS. Each Holder of this Warrant acknowledges that this Warrant, the Warrant Stock and the Common Stock of the Company have not been registered under the 1933 Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock in the absence of (a) an effective registration under the 1933 Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities laws then in effect, (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required, or (c) the transfer is made pursuant to Rule 144 under the 1933 Act. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

5.2 CONDITIONS TO TRANSFER. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the 1933 Act, the Holder will, if requested by the Company, deliver to the Company (a) an investment covenant signed by the proposed transferee, (b) an agreement by such transferee that the restrictive investment legend set forth above be placed on the certificate or certificates representing the securities acquired by such transferee, and (c) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar.

5.3 TRANSFERABILITY. Subject to the provisions of Section 5.1 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment in the form of Exhibit B hereto at the principal office of the Company provided, however, that this Warrant may not be transferred in part unless the transferee acquires the right to purchase at least 75,000 shares (as adjusted pursuant to Section 7) of Warrant Stock hereunder.

5.4 WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the Holder of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder's address as shown on the warrant register by written notice to the Company requesting such change at least ten (10) days prior to the date such change is to become effective.

6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

7. ADJUSTMENTS.

7.1 STOCK SPLITS, DIVIDENDS, ETC.

(a) If the Company shall at any time (i) subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, (ii) declare a stock dividend in shares of Common Stock or (iii) distribute, except pursuant to an Excluded Transaction, shares of Common Stock solely to stockholders of the Company and for other than fair value, the number of shares of Common Stock purchasable under this Warrant immediately prior to such subdivision, declaration or distribution or the record date for such dividend shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock purchasable under this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and the adjustment to the number of shares purchasable and the Exercise Price pursuant to this Section 7 shall be effective at the close of business on the effective date of such subdivision or combination, or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor. For purposes of this Section 7.1(a), the term "Excluded Transactions" shall mean (A) the issuance of capital stock to employees, consultants, advisors, officers or directors of the Company pursuant to stock purchase or stock option plans or other agreements approved by the Board, (B) the issuance of securities in connection with acquisition transactions approved by the Board, (C) the issuance of securities to financial institutions or lessors in connection with facilities leases, commercial credit arrangements, equipment financings or similar transactions, (D) the issuance of shares upon conversion of the Company's preferred stock, or (E) the issuance of securities pursuant to currently outstanding options, warrants, notes, or other rights to acquire securities of the Company.

      (b) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted as provided in Section 7(a), the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

7.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) or in case the Company (or any such other corporation) shall consolidate or merge into another entity or convey all or substantially all of its assets to another entity, then, and in each such case, the Holder of this Warrant may, immediately prior to such transaction, exercise as provided in Section 2, or, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

7.3 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to the Holder.

7.4 NOTICES OF RECORD DATE, ETC. In case:

      (a) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire all shares of stock of any class or any other securities, or to receive any other right; or

      (b) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified, and this Warrant may be exercised as to vested shares prior to said date during the term of the Warrant.

7.5 THRESHOLD FOR ADJUSTMENTS. Anything in this Section 7 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment until the cumulative resulting adjustment in the Exercise Price pursuant to this Section 7 shall have required a change of the Exercise Price by at least $0.01, but when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least $0.01, such full change in the Exercise Price shall thereupon be given effect. No adjustment shall be made by reason of the issuance of shares upon conversion rights currently outstanding or any change in the number of treasury shares held by the Company.

8. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt, if to the Holder, at its address as shown on the books of the Company, and if to the Company, at its principal office, 238 East Caribbean Drive, Sunnyvale, CA 94089. Any notice or other communication given by certified

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
mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

9. BINDING EFFECT. The provisions of this Warrant shall be binding upon and inure to the benefit of (a) the parties hereto, (b) the successors and assigns of the Company, (c) if the Holder is a corporation, partnership, or other business entity, the successors and assignee of the Holder, and (d) if the Holder is a natural person, the assignees, heirs, and personal representative of the Holder.

10. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived upon written consent of the Company and the Holder.

11. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

12. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.


IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer and effective as of this 1st day of February, 2001.

                                        VNUS MEDICAL TECHNOLOGIES, INC.



                                        By:    /s/ Brian E. Farley
                                               -------------------
                                        Name:  Brian E. Farley
                                        Title: President and Chief Executive
                                               Officer

                                                                       EXHIBIT A

                              WARRANT EXERCISE FORM

To:  VNUS Medical Technologies, Inc.

Please mark one box.

[ ] The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock of VNUS Medical Technologies, Inc. and hereby makes payment of $_______ in payment therefor representing the full purchase price for such shares at the price per share provided for in such Warrant.

[ ] The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock of VNUS Medical Technologies, Inc., and herewith elects to pay for such shares by reducing the number of shares issuable thereunder in accordance with
      Section 2.2 of the Warrant. The undersigned hereby authorizes VNUS Medical Technologies, Inc. to make the required calculation under Section 2.2 of the Warrant.

      The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 6 of the Financing Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Financing Agreement, provided that the term "BCC" shall refer to the undersigned and the term "SECURITIES" shall refer to the Warrant Stock.

      The undersigned further acknowledges that it has reviewed the market standoff provisions set forth in Section 1.11 of the Third Restated Stockholders Agreement and agrees to be bound by such provisions.

Dated: ___________

                                              __________________________
                                              Name of Holder


                                              By:_______________________
                                                   Signature of Holder


                                              Address _____________________

                                                    _______________________

                                                    _______________________


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
                                                                       EXHIBIT B

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, _________________________________, hereby sells, assigns and transfers all rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

     Name of Assignee           Address/Fax Number             No. of Shares
     ----------------           ------------------             -------------






Dated:  ________________________     Signature:_________________________________

                                               _________________________________

                                     Witness:  _________________________________


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